Exhibit 99.2

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. You can also elect to receive future shareholder communications electronically by enrolling in electronic delivery.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to McDATA Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: MCDTC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

McDATA CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
PROPOSAL LISTED BELOW.

VOTE ON PROPOSAL	For	Against	Abstain
1.  To adopt the Agreement and Plan of Reorganization, dated as of August 7, 2006, among Brocade Communications Systems, Inc., Worldcup Merger Corporation and McDATA Corporation and approve the merger contemplated thereby
	☐	☐	☐

This proxy, when properly executed, will be voted as specified. If no choice is specified, then this proxy will be voted in favor of the approval to adopt the Agreement and Plan of Reorganization, dated as of August 7, 2006, among Brocade Communications Systems, Inc., Worldcup Merger Corporation and McDATA Corporation and the merger contemplated thereby as more fully described in McDATA’s Proxy Statement. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Mark box at right if an address change has been noted on the reverse side of this card.  ☐

	YES	NO
Please indicate if you plan to attend this meeting	☐	☐

HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SPECIAL MEETING OF STOCKHOLDERS,          , 2006
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints John A. Kelley, John Gerdelman and Thomas O. McGimpsey, and each of them, proxies with full power of substitution to each to represent and to vote at the Special Meeting of Stockholders of McDATA Corporation, a Delaware corporation, to be held on          , 2006 at      .m., local time at the 11802 Ridge Parkway, Broomfield, Colorado 80021, and at any adjournments thereof, all the shares of Class A Common Stock, par value $.01 per share and Class B Common Stock, par value $.01 per share, of McDATA Corporation that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies, or their substitutes, to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of McDATA Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?

(If you made address changes above, please mark the box on the reverse side.)

Directions To

McDATA Corporation
Special Meeting of Stockholders
11802 Ridge Parkway
1st Floor
Broomfield, Colorado 80021

From Downtown Denver:

I-25 North to US 36 West to Boulder
US 36 West to Broomfield exit — US 121
Turn left on US 121 (Wadsworth Boulevard) to the second signal light on State Road 128
Turn right heading west on State Road 128
Turn left on Ridge Parkway heading south
Turn left at first turn continuing on Ridge Parkway
McDATA’s world headquarters is the building on the left at 11802 Ridge Parkway

McDATA Corporation 2006 Special Meeting of Stockholders 11802 Ridge Parkway Broomfield, Colorado 80021 , 2006 .m. (MST) ADMIT ONE	McDATA Corporation 2006 Special Meeting of Stockholders 11802 Ridge Parkway Broomfield, Colorado 80021 , 2006 .m. (MST) ADMIT ONE